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                                                                     EXHIBIT 99A


CUSIP No. 913837100                                          Page 13 of 13 pages
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                                    EXHIBIT A
                            JOINT REPORTING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13G/A filed on or about this date with respect to the beneficial ownership of the undersigned of shares of Common Stock of Universal Stainless & Alloy Products, Inc. is being filed on behalf of each of the parties named below.

Dated:   May 19, 2006

THE PABRAI INVESTMENT FUND 2, L.P.

         By:  Dalal Street, LLC, Its General Partner

                  By:  /s/ Mohnish Pabrai
                       ---------------------------------------
                       Mohnish Pabrai, Chief Executive Officer


PABRAI INVESTMENT FUND 3, LTD.

         By:  /s/ Mohnish Pabrai
              ------------------------------------------------
              Mohnish Pabrai, President


THE PABRAI INVESTMENT FUND IV, L.P.

         By:  Dalal Street, LLC, Its General Partner

                  By:  /s/ Mohnish Pabrai
                       ---------------------------------------
                       Mohnish Pabrai, Chief Executive Officer


DALAL STREET, LLC

         By:  /s/ Mohnish Pabrai
              ------------------------------------------------
              Mohnish Pabrai, Chief Executive Officer



/s/ Harina Kapoor
--------------------------------------------------------------
Harina Kapoor


/s/ Mohnish Pabrai
--------------------------------------------------------------
Mohnish Pabrai